EXHIBIT 99.1




FOR IMMEDIATE RELEASE

September 16, 2003

                            CONTACTS: (Media) Marybeth Thorsgaard (763) 764-6364
                                           (Analysts) Kris Wenker (763) 764-2607


           GENERAL MILLS REPORTS RESULTS FOR FISCAL 2004 FIRST QUARTER
                             NET EPS GREW 26 PERCENT
                          NET SALES INCREASED 7 PERCENT
               COMPANY REAFFIRMS FISCAL 2004 EARNINGS EXPECTATIONS

         MINNEAPOLIS, MINN. - General Mills, Inc. (NYSE: GIS) today reported results for the first quarter of fiscal 2004. Net sales for the 13 weeks ended Aug. 24th, 2003, grew 7 percent to $2.52 billion. Earnings after tax grew 29 percent to $227 million, and net diluted earnings per share (EPS) increased 26 percent from 47 cents in last year's first quarter to 59 cents this year. Net results for both years include certain costs primarily related to the company's acquisition of Pillsbury on October 31, 2001. These costs (described in detail below) are the restructuring and other exit costs identified on the consolidated statements of earnings, and merger-related costs included in selling,

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general and administrative expenses. These costs amounted to $15 million pretax,
$10 million after tax in fiscal 2004, and $55 million pretax, $35 million after tax in fiscal 2003. Excluding these restructuring, other exit and merger-related costs, first quarter diluted EPS would total 62 cents, up 11 percent from 56 cents in last year's first quarter.

         Chairman and Chief Executive Officer Steve Sanger said first quarter results met the company's expectations. "Our worldwide unit volume was up 3 percent, led by our U.S. Retail businesses. Our earnings growth also reflected productivity gains and higher joint venture earnings. These results put us on track to meet our expectations for the full year."

Restructuring, Other Exit and Merger-related Costs
--------------------------------------------------
General Mills recorded certain costs in 2004 and 2003 relating to the Pillsbury acquisition. We have separately identified these costs because they represent expenses associated with an infrequently occurring event, and we believe identifying them improves the comparability of year-to-year results of operations. These costs include the restructuring and other exit costs segregated on the consolidated statements of earnings, and merger-related costs (including consulting, system conversions, relocation, training and communications) included in selling, general and administrative expense. Given the magnitude of the Pillsbury acquisition, we have consistently attempted to provide investors with information to help them distinguish the costs of the acquisition and integration from our ongoing operations. A reconciliation of earnings and EPS with and without these costs appears in the table below. Earnings

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and EPS excluding restructuring, other exit and merger-related costs are measures of performance that are not defined by generally accepted accounting principles (GAAP) and should be viewed in addition to, and not in lieu of, our net earnings and diluted EPS as reported on a GAAP basis. Please refer to our consolidated financial statements and accompanying footnotes for additional information regarding our classification of these items and for presentation of results in accordance with GAAP.

                         FIRST QUARTER EARNINGS SUMMARY
                      (in millions, except per share data)

                                                         2004       2003
                                                         ----       ----
          EARNINGS AFTER TAX
               Before restructuring, other exit
                 and merger-related costs               $  237     $  211
               Restructuring and other exit costs            -        (26)
               Merger-related costs (1)                    (10)        (9)
                                                        ------     ------
               NET EARNINGS                             $  227     $  176
                                                        ------     ------

          AVG. DILUTED SHARES OUTSTANDING                  382        376

          DILUTED EARNINGS PER SHARE
               Before restructuring, other exit
                 and merger-related costs               $  .62     $  .56
               Restructuring and other exit costs            -       (.07)
               Merger-related costs (1)                   (.03)      (.02)
                                                        ------     ------
               DILUTED EPS                              $  .59     $  .47
                                                        ------     ------

        (1) Included in selling, general and administrative expense


U.S. Retail Segment Results
---------------------------
Net sales for General Mills' domestic retail operations grew 7 percent to $1.72 billion for the quarter, and operating profits rose 11 percent to $399 million. Unit volume grew 4 percent. The Meals division made the strongest contribution to the unit volume performance, with a 7 percent overall increase, led by Progresso soups, Green Giant

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vegetables and dinner mixes. Yoplait yogurt volume grew 11 percent, with good performance by core established lines and the national expansion of Nouriche yogurt beverages. Snacks unit volume grew 8 percent led by Nature Valley granola bars and Pop Secret popcorn. Pillsbury USA unit volume grew 4 percent, including gains by Totino's snacks and pizzas, Pillsbury refrigerated cookies, and frozen baked goods. Baking Products unit volume grew slightly. Big G cereal volume declined by 2 percent, compared to 6 percent growth in the first quarter of fiscal 2003.

         Consumer sales trends for the company's brands were good, as combined retail sales for the company's major product lines grew 4 percent in the quarter.


Bakeries and Foodservice Segment Results
----------------------------------------
Net sales for the company's Bakeries and Foodservice operation fell 2 percent to $428 million, with unit volume down 4 percent. Operating profits totaled $29 million, down from $53 million in last year's first quarter but in line with fiscal 2003 second half performance. The decline in profits reflects lower volumes and higher supply chain costs caused by the manufacturing realignment activities currently underway.


International Segment Results
-----------------------------
Net sales for General Mills' consolidated international businesses grew 17 percent to $367 million, due to currency effects and unit volume growth. Unit volume for these businesses grew by 4 percent, with gains in Canada, Asia and Europe offsetting declines in Latin America. Operating profits grew 9 percent to $24 million.

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Joint Venture Summary
---------------------
Earnings after tax from joint ventures totaled $20 million in the first quarter, compared to $17 million a year earlier. Profits for our Cereal Partners Worldwide (CPW) joint venture with Nestle and our Snack Ventures Europe (SVE) joint venture with PepsiCo together totaled $15 million, up 36 percent from the first quarter a year ago. That growth was driven by volume gains of 4 percent for CPW and 13 percent for SVE. Unit volumes for the Haagen-Dazs joint ventures in Asia declined 3 percent due to cold weather in Japan and strong prior-year new product activity. 8th Continent, the company's joint venture with Dupont, expanded distribution of its soymilk nationwide in June with encouraging initial trade response.


Corporate Items
---------------
Interest expense for the quarter totaled $134 million, slightly below last year's $142 million due to lower rates. The effective tax rate for the first quarter was 35 percent, consistent with the company's 2004 expectations and last year's rate.


Outlook
-------
Looking ahead, Sanger said, "Our first quarter gives us a good start heading into the fall and winter seasons, our largest earnings period of the year. We expect our U.S. retail businesses to lead our growth again in the second quarter, offsetting continued weakness in Bakeries and Foodservice."

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         Sanger said the company is on track to achieve its fiscal 2004 financial targets, which include net sales growth of 6 percent and net diluted earnings per share of $2.85 to $2.90, up from $2.43 earned in fiscal 2003. The fiscal 2004 EPS target includes Pillsbury restructuring, other exit and merger-related costs of approximately 10 to 15 cents, down from 22 cents per share last year.


General Mills will hold a briefing for investors today, September 16, 2003, beginning at 9:00 a.m. EDT. You may access the web cast from General Mills' corporate home page: www.generalmills.com.
                     --------------------


This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements, including the statements under the caption "Outlook" and statements made by Mr. Sanger, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future volume and earnings could be affected by difficulties resulting from the Pillsbury acquisition, such as integration problems; failure to achieve synergies; unanticipated liabilities; inexperience in new business lines; and additional factors such as: competitive dynamics in the U.S. ready-to-eat cereal market, including pricing and promotional spending levels by competitors; the impact of competitive products and pricing; product development and the success of new items; actions of competitors other than as described above; acquisitions or disposals of businesses or assets; changes in capital structure; changes in laws and regulations, including changes in accounting standards; customer demand; effectiveness of advertising and marketing spending or programs; consumer perception of health-related issues including obesity; economic conditions, including changes in inflation rates or interest rates; fluctuation in the cost and availability of supply chain resources; foreign economic conditions, including currency rate fluctuations; political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances.

                                      XXXX

                               GENERAL MILLS, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                (Unaudited) (In Millions, Except per Share Data)

                                                            13 Weeks Ended
                                                         ----------------------
                                                         August 24,  August 25,
                                                            2003       2002
                                                         ----------  ----------

  Net Sales                                                $ 2,518    $ 2,362

  Costs & Expenses:
              Cost of sales                                  1,474      1,349
              Selling, general and administrative              591        584
              Interest, net                                    134        142
              Restructuring and other exit costs                --         41
                                                           -------    -------

                 Total Costs and Expenses                    2,199      2,116
                                                           -------    -------

  Earnings before Taxes and Earnings from Joint Ventures       319        246

  Income Taxes                                                 112         87

  Earnings from Joint Ventures                                  20         17
                                                           -------    -------

  Net Earnings                                             $   227    $   176
                                                           =======    =======

  Earnings per Share - Basic                               $   .61    $   .48
                                                           =======    =======

  Average Number of Shares - Basic                             372        367
                                                           =======    =======

  Earnings per Share - Diluted                             $   .59    $   .47
                                                           =======    =======

  Average Number of Shares - Assuming Dilution                 382        376
                                                           =======    =======

Notes:

1 In first quarter of fiscal 2003, restructuring and other exit costs consist of charges associated with the closure of our St. Charles, Illinois plant.

2 During fiscal 2003, we reclassified certain expenses to more appropriately categorize items that are not clearly associated with production activity. Cost of sales decreased and selling, general and administrative expense increased by $37 million for the first quarter of fiscal year 2003.

     Also, for the first quarter of fiscal 2003, $41 million of expenses have been reclassified from unusual items to restructuring and other exit costs, and $14 million of expenses have been reclassified from unusual items to selling, general and administrative expense.

                               GENERAL MILLS, INC.
                               OPERATING SEGMENTS
                            (Unaudited) (In Millions)

                                                         13 Weeks Ended
                                                    ----------------------------
                                                     August 24,      August 25,
                                                        2003             2002
                                                     ----------      ----------

Net Sales:
         U.S. Retail                                  $ 1,723         $ 1,610
         Bakeries and Foodservice                         428             438
         International                                    367             314
                                                      -------         -------

                  Total                               $ 2,518         $ 2,362
                                                      =======         =======

Operating Profit:
         U.S. Retail                                  $   399         $   361
         Bakeries and Foodservice                          29              53
         International                                     24              22
                                                      -------         -------

                  Total                                   452             436

Unallocated corporate items                                 1              (7)
Restructuring and other exit costs                         --             (41)
Interest, net                                            (134)           (142)
                                                      -------         -------

                  Earnings before taxes and earnings
                     from Joint Ventures              $   319         $   246
                                                      =======         =======

                               GENERAL MILLS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (In Millions)

                                            (Unaudited)   (Unaudited)
                                            -----------   -----------
                                             August 24,    August 25,    May 25,
                                                2002         2002         2003
                                             ----------    ----------   --------
ASSETS
Current Assets:
     Cash and cash equivalents                $    565      $    745    $    703
     Receivables                                 1,047         1,059         980
     Inventories                                 1,334         1,259       1,082
     Prepaid expenses and other                    169           131         184
     Deferred income taxes                         195           226         230
                                              --------      --------    --------
         Total Current Assets                    3,310         3,420       3,179
                                              --------      --------    --------

Land, Buildings and Equipment                    5,032         4,695       4,929
     Less accumulated depreciation              (2,035)       (1,935)     (1,949)
                                              --------      --------    --------
       Net Land, Buildings and Equipment         2,997         2,760       2,980
Goodwill                                         6,653         8,474       6,650
Other Intangible Assets                          3,620            90       3,622
Other Assets                                     1,812         1,853       1,796
                                              --------      --------    --------

Total Assets                                  $ 18,392      $ 16,597    $ 18,227
                                              ========      ========    ========

LIABILITIES AND EQUITY
Current Liabilities:
     Accounts payable                         $  1,301      $  1,328    $  1,303
     Current portion of debt                        82           229         105
     Notes payable                               1,364         3,269       1,236
     Other current liabilities                     614           769         800
                                              --------      --------    --------
         Total Current Liabilities               3,361         5,595       3,444
Long-term Debt                                   7,523         5,547       7,516
Deferred Income Taxes                            1,701           398       1,661
Other Liabilities                                1,098         1,097       1,131
                                              --------      --------    --------
         Total Liabilities                      13,683        12,637      13,752
                                              --------      --------    --------

Minority Interests                                 300           299         300

Stockholders' Equity:
     Common stock                                5,698         5,743       5,684
     Retained earnings                           3,204         2,643       3,079
     Less common stock in treasury              (4,125)       (4,273)     (4,203)
     Unearned compensation                         (48)          (57)        (43)
     Accumulated other comprehensive income       (320)         (395)       (342)
                                              --------      --------    --------
         Total Stockholders' Equity              4,409         3,661       4,175
                                              --------      --------    --------

Total Liabilities and Equity                  $ 18,392      $ 16,597    $ 18,227
                                              ========      ========    ========